UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2011

Dillard’s, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road
Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors (the “Audit Committee”) of Dillard’s, Inc. (the “Company”) conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 28, 2012. The Audit Committee invited several firms to participate in this process, including PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm since May 4, 2009 (refer to the Company’s Form 8-K filed on May 7, 2009 for disclosures for the period February 1, 2009 through May 4, 2009).

As a result of this process and following careful deliberation, on October 6, 2011, the Audit Committee approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and dismissed PwC from that role.

PwC

PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended January 29, 2011 and January 30, 2010 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from May 4, 2009 to January 30, 2010, the fiscal year ended January 29, 2011 and the subsequent interim period through October 6, 2011, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in its report, except as discussed below.

Disagreement between PwC and Management:  In January 2011, the Company formed a wholly-owned subsidiary intended to operate as a real estate investment trust (“REIT”) and transferred certain properties to this subsidiary.  The Company entered into this transaction in order to enhance its financial flexibility by providing additional sources of liquidity.  At the time, the Company believed that a tax election might be available to the Company that would result in a taxable gain on the transfer of these properties to the REIT.  The Company and PwC have different views on the financial reporting impact of this tax election.

The income tax that would otherwise be payable because of the gain recognized by this election would largely be reduced by the utilization of a capital loss carryforward, that would otherwise have expired as of January 29, 2011, against a portion of the recognized gain. Because of the Company’s past uncertainty regarding the incurrence of capital gain income, the deferred tax asset associated with that capital loss carryforward had been offset by a full valuation allowance since its recognition in fiscal 2005.

PwC believes that the Company’s intent to make the election represents a source of taxable income that should result in the elimination of the valuation allowance related to the amount of the capital loss carryforward that will be utilized against the capital gain, and that the elimination of such valuation allowance should be recognized in the Company’s Consolidated Statement of

Operations in the period in which the Company determined that it is more likely than not to make the tax election.

The Company believes that the effect of the elimination of the valuation allowance should not result in the recognition of an immediate income tax benefit in the fiscal 2011 Consolidated Statement of Operations (which management estimates would be approximately $135 million) because it relates to an intercompany transaction.  The Company notes that the increase in tax basis described above is the direct result of an intercompany transaction. Because the recognition of gains on intercompany transactions is forbidden under longstanding consolidation requirements, the Company believes any effect should be deferred and recognized in its Consolidated Statements of Operations in future periods as the increased tax basis of the properties transferred produces increased depreciation deductions or increased basis deductions for assets sold.  The Company believes it has been diligent in its research regarding the proper accounting for this transaction and feels strongly that its view is permitted under generally accepted accounting principles.  The Company intends to obtain guidance from the staff of the Securities and Exchange Commission in the near future regarding the appropriate accounting for this transaction.

The Audit Committee has discussed the subject matter of this disagreement with PwC.

It should be noted that at the dates of filing its annual report on Form 10-K for the fiscal year ended January 29, 2011 and its quarterly reports on Form 10-Q for the quarterly periods ended April 30, 2011 and July 30, 2011, the Company did not expect to make the election and therefore the financial statements included in those filings were not directly impacted by this matter.

In May 2011, the Company requested that the Internal Revenue Service (“IRS”) review the REIT transaction and the tax election through the IRS’s voluntary Pre-Filing Agreement Program (“PFA”).  Through the PFA, in September 2011, the Company and the IRS entered into a Closing Agreement On Final Determination Covering Specific Matters under which agreement the IRS agreed with the Company regarding the tax treatment of the transfer of the properties to the REIT and the availability of the tax election to the Company.  Based on the agreement with the IRS, during the quarter ending October 29, 2011 the Company determined to make the tax election in its tax return for the fiscal year ended January 29, 2011 (fiscal 2010), which will be filed in the third quarter of fiscal 2011.  This tax election will increase the tax basis of the properties transferred to the subsidiary to their fair values at the date of the transfer.

The Company has authorized PwC to respond fully to any inquiries from KPMG concerning the subject matter of this disagreement.

There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended January 29, 2011 and January 30, 2010, or in the subsequent interim period through October 6, 2011 except for the disagreement described above (which also constitutes an unresolved matter under Item 304(a)(1)(v)(D)(1)(ii) of Regulation S-K).

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated October 11, 2011, is attached as Exhibit 16 hereto.

KPMG

In deciding to engage KPMG, the Audit Committee reviewed auditor independence and existing commercial relationships with KPMG, and concluded that KPMG has no commercial relationship with the Company that would impair its independence. During the fiscal years ended January 29, 2011 and January 30, 2010, respectively, neither the Company nor anyone acting on its behalf has consulted with KPMG on any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.  However, during the subsequent interim period through October 6, 2011 the Company consulted with all the other “big 4” firm’s national offices during the audit firm selection process on the accounting issue discussed in the Disagreement with Management section above, including KPMG. The Company also consulted with other professional services firms with accounting expertise.  Although not a formal opinion or review, KPMG indicated to the Company, orally, that a complete review of the transaction would be necessary to determine the most appropriate accounting for the transaction and that both views described above warrant consideration.

Item 9.01       Financial Statements and Exhibits

Exhibit No.	Description

16	Letter of PricewaterhouseCoopers LLP dated October 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

DATED: October 11, 2011	By:	/s/ James I. Freeman
	Name:	James I. Freeman
	Title:	Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16	Letter of PricewaterhouseCoopers LLP dated October 11, 2011